UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 29, 2008

YELLOWCAKE MINING INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52293	83-0463005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

598 - 999 Canada Place, Vancouver, BC V6C 3E1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code	604-685-4048

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On December 29, 2008, we entered into a termination agreement with Strathmore Resources (US) Ltd. in which we agreed to terminate our December 31, 2007 Juniper Ridge Joint Venture Agreement. The termination agreement contemplates that we will cooperate with Strathmore in winding up Juniper Ridge LLC, the limited liability company formed to act as the joint venture vehicle with respect to the Juniper Ridge Project, which is located in Carbon County, Wyoming.

We have no further obligations under the Juniper Ridge operating agreement. We have no right to claim back any payments we have made while the agreement was in force. Strathmore remains a substantial shareholder of our company.

Item 9.01 Financial Statements And Exhibits.

Exhibit Number	Description of Exhibit
(d)	Exhibits
10.1	Juniper Ridge Project Termination Agreement dated December 29, 2008 with Strathmore Resources (US) Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOWCAKE MINING INC.

/s/ William Tafuri

William Tafuri

President, Secretary and Treasurer

Date: December 31, 2008